HORIZON HEALTHCARE CORPORATION
EXHIBIT 11.1
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)

Common and Common Equivalents:                                               Three Months Ended
                                                                     August 31, 1994     August 31, 1993
                                                                 -------------------  ------------------
Net Earnings                                                                 $ 6,582             $ 2,816
                                                                 -------------------  ------------------
                                                                 -------------------  ------------------

Applicable Common Shares:
  Weighted average outstanding shares during the period                       22,953              11,332

  Weighted average shares issuable upon exercise of
  common stock equivalents outstanding (principally stock
  options and warrants using the treasury stock method)                          684                 539
                                                                 -------------------  ------------------

Total                                                                         23,637              11,871
                                                                 -------------------  ------------------
                                                                 -------------------  ------------------

NET EARNINGS PER SHARE                                                       $  0.28             $  0.24
                                                                 -------------------  ------------------
                                                                 -------------------  ------------------

HORIZON HEALTHCARE CORPORATION
EXHIBIT 11.1
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)

Assuming Full Dilution:                                                      Three Months Ended
                                                                     August 31, 1994     August 31, 1993
                                                                 -------------------  ------------------
Net Earnings                                                                 $ 6,582             $ 2,816

Interest on convertible debentures, net of
  income taxes                                                               $     0             $   568
                                                                 -------------------  ------------------

Earnings used for computation of per share earnings                          $ 6,582             $ 3,384
                                                                 -------------------  ------------------
                                                                 -------------------  ------------------

Applicable Common Shares:
  Weighted average outstanding shares during the period                       22,953              11,332

  Weighted average shares issuable upon exercise of
  common stock equivalents outstanding (principally stock
  options and warrants using the treasury stock method
  and subordinated convertible notes)                                            713               5,062
                                                                 -------------------  ------------------
                                                                 -------------------  ------------------

Total                                                                         23,666              16,394
                                                                 -------------------  ------------------
                                                                 -------------------  ------------------

NET EARNINGS PER SHARE                                                       $  0.28             $  0.21
                                                                 -------------------  ------------------
                                                                 -------------------  ------------------